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As filed with the Securities and Exchange Commission on June 6, 2005

File No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

AMERIPRISE FINANCIAL, INC.*
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3180631 (I.R.S. Employer Identification No.)
707 2nd Avenue South Minneapolis, Minnesota (Address of Principal Executive Offices)	55474 (Zip Code)

(612) 671-3131
(Registrant's telephone number, including area code)

Securities to be registered
pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $.01 per share	The New York Stock Exchange, Inc.

Securities to be registered
pursuant to Section 12(g) of the Act:

None

*
The registrant is currently named American Express Financial Corporation. Prior to the effective date of this registration statement, American Express Financial Corporation will change its name to Ameriprise Financial, Inc.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND
ITEMS OF FORM 10

Item 1.	Business	See "Summary," "Risk Factors," "The Distribution," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Our Business" and "Our Relationship with American Express Company"
Item 2.	Financial Information
See "Summary," "Capitalization," "Selected Consolidated Financial Data," "Unaudited Pro Forma Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"
Item 3.	Properties	See "Our Business—Properties"
Item 4.	Security Ownership of Certain Beneficial Owners and Management	See "Management," "Principal Shareholders" and "Description of Capital Stock"
Item 5.	Directors and Executive Officers	See "Management"
Item 6.	Executive Compensation	See "Management," "Our Relationship with American Express Company" and "Description of Capital Stock"
Item 7.	Certain Relationships and Related Transactions	See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Management" and "Our Relationship with American Express Company"
Item 8.	Legal Proceedings	See "Our Business—Legal Proceedings"
Item 9.	Market Price of and Dividends on the Registrant's Common Equity and Related Shareholder Matters	See "Summary," "The Distribution," "Capitalization," "Dividend Policy" and "Description of Capital Stock"
Item 10.	Recent Sales of Unregistered Securities	See "Description of Capital Stock"
Item 11.	Description of Registrant's Securities to be Registered	See "The Distribution," "Dividend Policy" and "Description of Capital Stock"
Item 12.	Indemnification of Directors and Officers	See "Indemnification of Directors and Officers"
Item 13.	Financial Statements and Supplementary Data	See "Unaudited Pro Forma Financial Information" and "Index to Financial Statements" and the statements referenced thereon
Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	See "Change in Accountants"
Item 15.	Financial Statements and Exhibits	See "Unaudited Pro Forma Financial Information" and "Index to Financial Statements" and the statements referenced thereon

1

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN EXPRESS FINANCIAL CORPORATION*
By:	/s/ JAMES M. CRACCHIOLO Name: James M. Cracchiolo Title: President and Chief Executive Officer

Dated: June 6, 2005

*
Prior to the effective date of this registration statement, the registrant will change its name to Ameriprise Financial, Inc.

2

EXHIBIT INDEX

Exhibit Number	Description
2.1	Form of Separation and Distribution Agreement*
3.1	Form of Amended and Restated Certificate of Incorporation*
3.2	Form of Amended and Restated Bylaws*
4.1	Form of Specimen Common Stock Certificate*
10.1	Form of Tax Allocation Agreement*
10.2	Form of Transition Services Agreement*
10.3	Form of Employee Benefits Agreement*
11.1	Statement re: Computation of Per Share Earnings*
16.1	Letter from Ernst & Young LLP addressed to the Securities and Exchange Commission, dated June 6, 2005, regarding change in certifying accountant
16.2	Letter from PricewaterhouseCoopers LLP addressed to the Securities and Exchange Commission, dated June 3, 2005, regarding change in certifying accountant
21.1	Subsidiaries of Ameriprise Financial, Inc.*
99.1	Information Statement

*
To be filed by amendment

3

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INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
SIGNATURES
EXHIBIT INDEX